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16th March 1999


Woo Ah Lek
27 Jalan SR8/6
Taman Putra Indah
43300 Serdang Raya
Selangor Darul Ehsan


TecnoChannel Technologies Sdn Bhd
Incubator2, Lot G3
Technology Park Malaysia
Lebuhraya Puchong-Sungei Besi
Bukit Jalil
57000 Kuala Lumpur


Dear Sir / Madam,

RENTAL OF STORAGE PLACE

Following the recent meeting with your Mr. Wong on 15th March 1999, this is to confirm the minutes of meeting that Mr. Wong on behalf of TecnoChannel Technologies Sdn Bhd (referred as "TecnoChannel") has agreed to rent the storage place bearing the address of No. 7C-G, Lot 7, Jalan PCR2, Off Jalan Balakong, Batu 11 Cheras, 43200 Kajang, Selangor Darul Ehsan (refererd as "storage place"), for the period from 19th March 1999 to 19th June 1999 for the amount of RM 12,000.00 (Malaysia Ringgit only) and subject to the terms and conditions hereinafter contained.

It is hereby agreed as follows :-

1) TecnoChannel shall be liable and shall have an insurance coverage on their goods or assets stored in the storage place against loss or damage or against such other risks and shall indemnifies the landlord against any claims.
2) TecnoChannel shall bear the maintenance charges of the storage place including the water and electricity charges during the period.
3) TecnoChannel shall notify the landlord in writing of any alteration or renovation to the storage place and shall bear all expenses incurred.
4) The schedule of the rental payment shall be at RM 4000.00 per month payable in advance on or before 19th of the month with a grace period of 14 days.
5) In the event that TecnoChannel defaults or fail to continue to rent the storage place for the said period, the rental for the remaining period shall be settle in full.
6) TecnoChannel covenants that the storage place is utilised only for legal purposes and free from activities that against the law, by-law and state council.

Any defaults on the above conditions, the landlord reserve the right to discontinue the rental of the storage place and Clause no.5 shall be in effect.

Please acknowledge your acceptance of the minutes by signing and returning the duplicate copy.


Yours faithfully

/s/ Woo Ah Lek
----------------------
    Woo Ah Lek

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I hereby acknowledge and agree to the terms and conditions as stipulated.

/s/  T.S. Wong
----------------------
     T.S. Wong


                                                           Date : March 26, 1999
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